UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 30, 2006

NEOPROBE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-26520	31-1080091
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Metro Place North, Suite 300, Columbus, Ohio		43017
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 30, 2006, Neoprobe Corporation (“Neoprobe”) completed negotiations for the elimination of certain note covenants and the modification of the maturity of the Series A Convertible Promissory Notes in the aggregate principal amount of $8.1 million (the “Notes”), issued by Neoprobe to Biomedical Value Fund, L.P. (“BVF”), Biomedical Offshore Value Fund, Ltd. (“BOVF”) and David C. Bupp (Neoprobe’s President and Chief Executive Officer) pursuant to the Securities Purchase Agreement, dated as of December 13, 2004, by and among Neoprobe, BVF, BOVF and Mr. Bupp (the “Securities Agreement”). BVF and BOVF are funds managed by Great Point Partners, LLC (“Great Point”). Pursuant to the terms of the Amendment to the Securities Agreement, dated November 30, 2006 (the “Amendment”), BVF, BOVF and Mr. Bupp (the “Holders”) agreed to the elimination of the revenue and cash covenants contained in the Securities Agreement through the remaining term of the Notes, and Neoprobe agreed to pay the Holders an increased annual interest rate of 12%. Additionally, the parties agreed to modify the repayment schedule to include periodic repayments over the course of 2007 and 2008, and to extend the final maturity of the Notes to January 7, 2009. Neoprobe also gains the option of repaying the Notes early without penalty, but will be required to pay a portion of the proceeds from certain transactions, such as equity raises, to the Holders. The Holders retain the option to convert the Notes into Neoprobe common shares at a fixed conversion price of $0.40 per share, but have waived anti-dilution rights contained in the original Notes. These terms were all incorporated into Replacement Notes issued to the Holders in exchange for the original Notes. Also in connection with the Amendment, the Holders received replacement warrants (the “Replacement Warrants”) in exchange for their original warrants, eliminating the “full ratchet” antidilution provisions of the original warrants. Like the original warrants, the Replacement Warrants entitle the Holders to purchase an aggregate 10,125,000 shares of Neoprobe’s common stock at an exercise price of $0.46 per share, and expire on December 13, 2009.

The foregoing description of the terms of the Amendment, the Replacement Notes and the Replacement Warrants is qualified in its entirety by reference to the full text of the Amendment, the form of Replacement Note and the form of Replacement Warrant, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and each of which is incorporated herein in its entirety by reference.

On December 1, 2006, Neoprobe entered into a common stock purchase agreement (the “Purchase Agreement”) with Fusion Capital Fund II, LLC, an Illinois limited liability company (“Fusion Capital”). Pursuant to the terms of the Purchase Agreement, Fusion Capital is obligated, under certain conditions, to purchase shares of common stock from Neoprobe in an aggregate amount of $6 million from time to time over a 24-month period. On or before December 15, 2006, Neoprobe is required to pay to Fusion Capital a commitment fee of $360,000 (the “Initial Commitment Fee”). Neoprobe may pay the Initial Commitment Fee in cash, or in lieu of a cash payment, issue to Fusion Capital 720,000 shares of Neoprobe common stock (the “Commitment Shares”). Neoprobe is also required to issue to Fusion Capital a number of shares of its common stock (as determined pursuant to a formula set forth in the Purchase Agreement) as additional Commitment Shares in connection with each purchase made by Fusion Capital. Neoprobe has reserved for issuance 13,440,000 shares of its common stock for issuance and sale to Fusion Capital under the Purchase Agreement, including the Commitment Shares. Any issuance of Neoprobe common stock to Fusion Capital in payment of the Initial Commitment Fee would be exempt from registration under section 4(2) of the Securities Act of 1933, as amended.

Pursuant to the terms of a registration rights agreement entered into concurrently with the Purchase Agreement (the “Registration Rights Agreement”), Neoprobe also agreed to file a registration statement covering sales to Fusion Capital of common stock under the Purchase Agreement (as well as the resale by Fusion Capital of any shares issued in payment of the Initial Commitment Fee). Subject to earlier termination at Neoprobe’s discretion, purchases by Fusion Capital will occur over a 24-month period after the Securities and Exchange Commission (the “SEC”) has declared the registration statement effective. After the SEC has declared the registration statement effective, generally Neoprobe has the right but not the obligation from time to time to sell shares of its common stock to Fusion Capital under the Purchase Agreement in amounts between $50,000 and $1 million, depending on certain conditions. Neoprobe has the right to control the timing and amount of any sales of its shares of common stock to Fusion Capital. The purchase price of the common stock will be determined based upon the market price of Neoprobe common stock without any fixed discount. Fusion Capital shall not have the right or the obligation to purchase any shares of Neoprobe common stock on any business day that the price of Neoprobe common stock is below $0.20. The Purchase Agreement may be terminated by Neoprobe at any time at its discretion without any cost to Neoprobe.

The foregoing description of the Purchase Agreement and the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement and Registration Rights Agreement, copies of which are attached hereto as Exhibits 10.5 and 10.6, respectively, and each of which is incorporated herein in its entirety by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

10.1
Amendment, dated November 30, 2006, to the Securities Purchase Agreement, dated as of December 13, 2004, among Neoprobe Corporation, and Biomedical Value Fund, L.P., Biomedical Offshore Value Fund, Ltd. and David C. Bupp.

10.2
Form of Neoprobe Corporation Replacement Series A Convertible Promissory Note issued by Neoprobe Corporation in connection with the Amendment, dated November 30, 2006, to the Securities Purchase Agreement, dated as of December 13, 2004, by and among Neoprobe Corporation, and Biomedical Value Fund, L.P., Biomedical Offshore Value Fund, Ltd. and David C. Bupp. This is the Form of three substantially identical agreements. A schedule identifying the other agreements omitted, and setting forth the material details in which such agreements differ from the Form that is filed herewith, is attached hereto as Exhibit 10.4.

10.3
Form of Series T Neoprobe Corporation Replacement Common Stock Purchase Warrant issued by Neoprobe Corporation in connection with the Amendment, dated November 30, 2006, to the Securities Purchase Agreement, dated as of December 13, 2004, by and among Neoprobe Corporation, and Biomedical Value Fund, L.P., Biomedical Offshore Value Fund, Ltd. and David C. Bupp. This is the Form of three substantially identical agreements. A schedule identifying the other agreements omitted, and setting forth the material details in which such agreements differ from the Form that is filed herewith, is attached hereto as Exhibit 10.4.

10.4	Schedule Identifying Omitted Documents.

10.5	Common Stock Purchase Agreement, dated as of December 1, 2006, by and between Neoprobe Corporation and Fusion Capital Fund II, LLC.

10.6	Registration Rights Agreement, dated as of December 1, 2006, by and between Neoprobe Corporation and Fusion Capital Fund II, LLC.

99.1	Neoprobe Corporation press release dated December 1, 2006, entitled “Neoprobe Announces Modification of Note Terms.”

99.2	Neoprobe Corporation press release dated December 4, 2006, entitled “Neoprobe Secures $6 Million Commitment from Fusion Capital.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neoprobe Corporation

Date: December 4, 2006	By:	/s/ Brent L. Larson
Brent L. Larson, Vice President, Finance and Chief Financial Officer